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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT





HOUSTON INDUSTRIES INCORPORATED:

         We consent to the incorporation by reference in Houston Industries Incorporated's (i) Registration Statement on Form S-4 No. 333-11329, (ii) Registration Statements on Form S-3 Nos. 33-39921, 33-60756, 33-51431, 33-52207
and 33-55445 and (iii) Registration Statements on Form S-8 Nos. 33-37493, 33-50629, 33-52279, 33-55391, 33-56855 and 333-04411 of our report dated
February 21, 1997, appearing in this Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 20, 1997